APPENDIX A

Funds and Classes as of: November 30, 2017

Fund	Classes
Affinity Small Cap Fund	Class A Class C Class I
Anfield Universal Fixed Income Fund	Class A Class C Class I
Anfield Capital Diversified Alternatives ETF	[no class designation]
Conductor Global Equity Value Fund	Class A Class C Class I Class Y
Hanlon Managed Income Fund	Class A Class C Class I Class R Investor Class
Hanlon Tactical Dividend Momentum Fund	Class A Class C Class I Class R Investor Class
Holbrook Income Fund	Class I Investor Class
LJM Preservation and Growth Fund	Class A Class C Class I
Recurrent Natural Resources Fund	Class I
Recurrent MLP & Infrastructure Fund	Class I
Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Managed Volatility Portfolio	Class I Class N

Redwood AlphaFactor Core Equity Fund	Class I Class N
Redwood AlphaFactor Tactical Core Fund	Class I Class N
Redwood Managed Municipal Income Fund	Class I Class N
Redwood Activist Leaders Fund	Class I Class N
Redwood AlphaFactor Tactical International Fund	Class I Class N
Redwood Systematic Macro Trend Fund	Class I Class N
RVX Emerging Markets Equity Opportunity Fund	Class A Class I Investor Class
Superfund Managed Futures Strategy Fund	Class A Class C Class I
Satuit West Shore Real Return Fund	Class A Class I Class N Class R
Affinity World Leaders Equity ETF	[no class designation]
Wealthfront Risk Parity Fund	Class W

Symmetry Panoramic US Equity Fund

Symmetry Panoramic International Equity Fund

Symmetry Panoramic Global Equity Fund

Symmetry Panoramic Tax-Managed Global Equity Fund

Symmetry Panoramic US Fixed Income Fund

Symmetry Panoramic Municipal Fixed Income Fund

Symmetry Panoramic Global Fixed Income Fund

Symmetry Panoramic Alternatives Fund

Class I